INNODATA CORPORATION
                             Three University Plaza
                              Hackensack, NJ  07601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 1, 2002

To  the  Stockholders  of  Innodata  Corporation:

     The Annual Meeting of Stockholders of Innodata Corporation (the "Company") will be held at Innodata Corporation, Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on Tuesday, October 1, 2002, for the following purposes:

(1) To elect six Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2) To approve the 2002 Stock Option Plan authorizing the Company to issue options to acquire up to 950,000 shares of Common Stock to officers, directors, employees and others who render services to the Company;

(3) To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ending December 31, 2002; and

(4) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Annual Report to Stockholders of the Company for the year ended December 31, 2001 and the Financial Report for the six months ended June 30, 2002 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on August 9, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at Three University Plaza, Hackensack, New Jersey 07601.

                              By Order of the Board of Directors,



                              Amy R. Agress
                              Secretary


Hackensack, New Jersey
September 3, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.


                              INNODATA CORPORATION
                             Three University Plaza
                              Hackensack, NJ  07601

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at Innodata Corporation, Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on Tuesday, October 1, 2002 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about September 4, 2002 to all stockholders of record on August 9, 2002 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, persons named in the proxy intend to vote the shares represented by such Proxies for the election of the six nominees for director named herein, for approval of the 2002 Stock Option Plan and for the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 2,360,952 votes, or approximately 11% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

                                VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 21,641,846 outstanding shares of common stock, par value $0.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 31, 2002, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's Executive Officers whose total annual salary and bonus compensation exceeded $100,000 in 2001, and (iv) all Executive Officers and Directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o Company, Three University Plaza, Hackensack, New Jersey 07601.




                                           Shares Owned Beneficially (1)
                                       Amount and Nature
  Name and Address of                   of Beneficial
  Beneficial Owner                        Ownership       Percent of Class

Track Data Corporation (2)              1,952,856               9.0%

Directors and Nominees:

Todd Solomon (3)                        3,211,476              14.2%

Jack Abuhoff (4)                        2,122,187               9.0%

Charles Goldfarb (5)                       47,466                 *

Abraham Biderman (6)                       36,666                 *

Haig S. Bagerdjian (7)                     20,833                 *

John R. Marozsan (8)                       10,833

Louise C. Forlenza                          2,500                 *

Named Executive Officers:

Stephen Agress (9)                        555,445               2.5%

Jurgen Tanpho (10)                        361,251               1.7%

Klaas Brouwer (11)                        202,909                 *

Jan Palmen (12)                           189,073                 *

Sperling Martin (13)                       49,416                 *

All Executive Officers and Directors
as a Group (14 persons) (14)            6,852,047              26.5%

________________________
* Less than 1%.

1. Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentages are calculated based on 21,641,846 shares outstanding.

2. The address of Track Data Corporation ("TDC") is 95 Rockwell Place, Brooklyn, New York 11217. TDC is controlled by Barry Hertz, its Chairman and principal shareholder. The information above does not include 33,600 shares held in a pension plan for the benefit of Mr. Hertz and exercisable options held by Mr. Hertz to purchase 466,772 shares of Common Stock. Including such stock options and shares, Mr. Hertz and TDC combined are beneficial owners of 2,453,228 shares of common stock, representing 11.1% of the total shares outstanding.

3. Includes currently exercisable options to purchase 983,316 shares of Common Stock.

4. Includes currently exercisable options to purchase 2,000,195 shares of Common Stock.

5. Includes currently exercisable options to purchase 46,666 shares of Common Stock.

6. Consists of currently exercisable options to purchase 36,666 shares of Common Stock.

7. Includes currently exercisable options to purchase 10,833 shares of Common Stock.

8. Consists of currently exercisable options to purchase 10,833 shares of Common Stock.

9. Includes (i) currently exercisable options held by Mr. Agress to purchase 265,909 shares of Common Stock and (ii) currently exercisable options held by his wife to purchase 47,496 shares of Common Stock. Mr. Agress disclaims beneficial ownership in the shares attributable to his wife.

10. Includes currently exercisable options to purchase 313,585 shares of Common Stock.

11. Includes currently exercisable options to purchase 181,909 shares of Common Stock.

12. Consists of currently exercisable options to purchase 189,073 shares of Common Stock.

13. Includes currently exercisable options to purchase 47,916 shares of Common Stock.

14. Includes currently exercisable options to purchase 4,102,066 shares of Common Stock.



                          ITEM I. ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election as Directors of Jack Abuhoff, Todd Solomon, Dr. Charles F. Goldfarb, John R. Marozsan, Haig S. Bagerdjian and Louise C. Forlenza, to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. Each of the nominees currently serves as a Director of the Company, except for Ms. Forlenza, who is not currently a Director. The Company has no reason to believe that any of the nominees will become unavailable to serve as Director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, each of the persons designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.





Name                       Age                Position
-------------------------  ---  ------------------------------------------------------
Jack Abuhoff                41  Chairman of the Board of Directors, Chief Executive
                                Officer and President

Todd Solomon                40  Vice Chairman of the Board of Directors and Consultant

Dr. Charles F. Goldfarb     62  Director

John R. Marozsan            60  Director

Haig S. Bagerdjian          46  Director

Louise C. Forlenza          53  Nominee for Director




     Jack Abuhoff has served as President and CEO since September 15, 1997. He has been a Director of the Company since its founding. From 1995 to 1997 he was Chief Operating Officer of Charles River Corporation, an international systems integration and outsourcing firm. From 1992 to 1994, he was employed by Chadbourne & Parke, and engaged in Sino-American technology joint ventures with Goldman Sachs. He practiced international corporate law with White & Case from 1986 to 1992. He holds an A.B. degree from Columbia College (1983) and a J.D. degree from Harvard Law School (1986).

     Todd Solomon has been Vice Chairman and consultant to the Company since his resignation as President and CEO on September 15, 1997. He served as President and a Director of the Company since its founding by him in 1988. He had been Chief Executive Officer since August 1995. Mr. Solomon was President of Ruck Associates, an executive recruiting firm from 1986 until 1987. Mr. Solomon holds an A.B. in history and physics from Columbia University (1986).

     Dr. Charles F. Goldfarb has been a Director of the Company since October 2000. Dr. Goldfarb invented SGML (Standard Generalized Markup Language) in 1974 and later led the team that developed it into the International Standard (ISO
8879) on which the World Wide Web's HTML (HyperText Markup Language) and XML (Extensible Markup Language) are based. HTML is an SGML application, while XML is a Web-optimized subset of SGML. Dr. Goldfarb served as Editor of the SGML International Standard for 20 years, and is a consultant to developers of SGML and XML applications and products. He is co-author of "The XML Handbook" and author of "The SGML Handbook" (Oxford University Press, 1990). He has been profiled in "Forbes," "Web Techniques," "Red Herring," and other publications. He holds the Printing Industries of America's Gutenberg Award, and is an Honorary Fellow of the Society for Technical Communication. Dr. Goldfarb earned an A.B. degree from Columbia College (1960) and a J.D. at Harvard Law School
(1964).

     John R. Marozsan has been a Director of the Company since June 2001. Mr. Marozsan retired in 1999 as President, Chief Executive Officer and as a member of the Executive Committee of CCH Incorporated, a leading provider of tax and business law information. In addition, he was a member of the Board of Directors of Wolters Kluwer U.S., of which CCH is a wholly owned subsidiary. Prior to joining CCH in 1996, Mr. Marozsan was President and CEO of Aspen Publishers, Inc., also a Wolters Kluwer U.S. company. Aspen Publishers, Gaithersburg, MD, develops and markets print and electronic books, loose-leaf reporting services, journals and newsletters for business professionals. Before becoming President and CEO in 1986, he spent 10 years in a number of management positions at Aspen, including Editor-in-Chief and Publisher. Mr. Marozsan received a B.S. degree in physics from Trenton State College (1967), and an M.A. from Harvard University (1970).

     Haig S. Bagerdjian has been a Director of the Company since June 2001. He is the Chairman of the Board of Point.360 (Nasdaq: PTSX). Point.360 is a provider of video and film asset management services to owners, producers and distributors of entertainment and advertising content. From 1991 to 2002, Mr. Bagerdjian held various executive management positions at Syncor International Corporation (Nasdaq: SCOR), including Executive Vice President, President and CEO of Syncor Overseas, Ltd., Chairman and CEO of Syncor Pharmaceuticals, Inc., Chief Legal Officer, and Senior Vice President, Business Development. Syncor is an international provider of high-technology healthcare services primarily for radiopharmacy and medical imaging segments of the healthcare industry. Mr. Bagerdjian received a B.A. in International Relations and Slavic Languages and Literature, and Certificates in Russian Studies, Strategic Defense and National Security, from the University of Southern California in 1983, and a J.D. from
Harvard Law School in 1986.   He is admitted to the State Bar of California.
Mr. Bagerdjian has also served as a director of Advanced Machine Vision Corporation (Nasdaq: AMVC).

     Louise C. Forlenza has, for the past 10 years, provided audit consultancy, management advisory, and tax planning services to a diverse group of corporate clients. From 1987 through 1992, she was the Chief Financial Officer and Chief Operating Officer of Intercontinental Exchange Partners, an international foreign exchange company, and served as a Director and as chair of its International Audit Committee. Prior to joining Intercontinental, she was the Chief Financial Officer of Bierbaum-Martin, a foreign exchange firm. Ms. Forlenza is a Director and Audit Committee chair of Medical Documents International Inc., a provider of medical information, and served as a Director and chair of the Finance Committee at A&M Foods. She participates actively in various not-for-profit and philanthropic organizations including as benefit chair for Greenwich Hospital and finance committee for The Acting Company, a New York City based promoter of arts and literacy founded in 1972 by actor John Houseman. Ms. Forlenza is a certified public accountant and served on the faculty of the accounting department of Iona College having graduated with a B.B.A. in Accounting from Iona College (1971).

     There are no family relationships between or among any Directors of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.



Meetings of the Board of Directors

     The Board of Directors held 6 meetings during the year ended December 31, 2001. Each director attended at least 75% of all of the meetings of the Board of Directors held during the period.

     The Audit Committee is comprised of Messrs. Marozsan, Bagerdjian and Biderman. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the Company's principal accountant's provision of non-audit services is compatible with maintaining the principal accountant's independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met once separately during 2001. The Board of Directors had determined that the members of the Audit Committee are "independent" within the meaning of the rules adopted by the National Association of Securities Dealers ("NASD"). The Compensation Committee is comprised of Messrs. Bagerdjian, Marozsan and Solomon. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation packages for the Executive Officers of the company, including its CEO. The Board of Directors does not have a Nominating Committee.

                          REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the committee, which was approved by the full Board of Directors on April 3, 2000. The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met once during fiscal 2001.

     In overseeing the preparation of the Company's audited financial statements, the Committee met with both management who has the primary responsibility for the audited financial statements, the reporting process and the system of internal control, and the Company's outside auditors who are responsible for expressing an opinion on the conformity of the Company's audited financial statements under generally accepted auditing standards, to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management discussed the financial statements with the Committee and advised the Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles. The Committee also discussed with the outside auditors matters required to be discussed pursuant to Statement on Auditing Standards ("SAS") No. 61, "Communication With Audit Committees" and SAS No. 90, "Audit Committee Communications."

     With respect to the Company's outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including the disclosures made to the Committee and received written disclosure and the letter from the independent auditors as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

     On the basis of their review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                 Audit Committee

                           John R. Marozsan - Chairman
                                Abraham Biderman
                               Haig S. Bagerdjian



Fiscal 2001 Accounting Firm Fee Summary

     Set forth below is certain information concerning fees billed to the Company by Grant Thornton LLP in respect of services provided in 2001. As indicated below, in addition to auditing and reviewing the Company's financial statements, Grant Thornton LLP provided other services in 2001. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of Grant Thornton LLP.

     Audit Fees. Grant Thornton LLP billed the Company aggregate fees of approximately $89,000 for (1) professional services rendered for the audit of the annual financial statements for 2001 and (2) the reviews of the financial statements included in reports on Form 10-Q for periods within 2001.

     Financial Information Systems, Design and Implementation Fees. Grant Thornton LLP did not provide any services to the Company in 2001 relating to the design and implementation of financial information systems.

     Other Fees. Grant Thornton LLP billed the Company aggregate fees of approximately $57,000 for other services rendered in 2001, principally for tax return preparation services and due diligence work in connection with the Company's acquisition of ISOGEN International.



Compliance with Section 16(a) of the Exchange Act

     The Company believes that during the period from January 1, 2001 through December 31, 2001 all officers, directors and greater than ten-percent beneficial owners complied with Section 16(a) filing requirements.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
     Set forth below is information concerning the Executive Officers who are not Directors.





Name             Age           Position
---------------  ---  -------------------------------------
George Kondrach   49  President - ISOGEN International, LLC

Stephen Agress    41  Vice President - Finance

Klaas Brouwer     35  Vice President - Technology

Ashok Mishra      47  Vice President - Project Delivery

Jan Palmen        47  Vice President - Sales

Jurgen Tanpho     37  Vice President - Operations


     George Kondrach was appointed President of the Company's ISOGEN International, LLC wholly-owned subsidiary on December 10, 2001. Mr. Kondrach, who in 1991 co-founded ISOGEN International, served as its Chairman until April 1999 when ISOGEN was acquired by DataChannel, Inc. Since 1999 and until ISOGEN was acquired by the Company in December 2001, Mr. Kondrach served in various executive management capacities with DataChannel, most recently as Senior Vice President of Solutions Architecture. He holds a B.S. degree in biology from Southern Methodist University (1975).

     Stephen Agress was elected Vice President - Finance in March 1998. He served as Corporate Controller since joining the Company in August 1995. Mr. Agress is a certified public accountant and had been a senior audit manager with Deloitte & Touche for more than five years prior to his resignation in 1995. Mr. Agress holds a B.S. in accounting from Yeshiva University (1982).

     Klaas Brouwer was elected Vice President - Technology in July 2000. He was Assistant Vice President for Technology from September 1998 until June 2000. Mr. Brouwer was Chief Technical Officer and Special Projects Division Manager at SPI Technologies, Inc., a leading competitor of the Company, from 1996 through 1998. From 1993 up to 1996, he served as IT Manager and member of the Management Team of Elsevier Science, responsible for the implementation of Software Development, LAN, WAN and Data Centers. Mr. Brouwer holds a Bachelors Degree in Information Technology from the Noordelijke Hogeschool Leeuwarden, a leading university in the Netherlands (1993).

     Ashok Mishra was elected Vice President - Project Delivery in October 2001 after serving as AVP - Project Delivery from November 2000 to September 2001 and General Manager of India operations from 1997 to October 2000. Prior to joining Innodata in 1997, Mr. Mishra was Deputy General Manager Switching Production in ITI Ltd, a premier Telecom manufacturer in India, where he held various management positions in Production, Planning, Process and Quality areas between 1977 to 1997. Mr. Mishra holds a Bachelor of Technology degree in Mechanical Engineering from Pantnagar University (1976), certificates from Alcatel France Component Manufacturing Technical Training (1985), and the Indian Institute of Management Banglore MBA program (1995).

     Jan Palmen was elected Vice President - Sales in February 1999. Mr. Palmen was chief operating officer at SPI Technologies, Inc., a leading competitor of the Company, from 1995 through 1998. Prior to SPI, he was general manager, production for Reed/Elsevier from 1991 through 1995. He was also a member of the steering committee for global SGML implementation. Before that, he spent three years with United Dutch Publishers as head of sales and production and two years with a global management consultancy company as a strategic consultant. He holds a M.B.A. degree (1979) in marketing, economics and logistics management and a B.B.A. degree (1976) in economics and marketing, both from Erasmus University in Amsterdam.

     Jurgen Tanpho was elected Vice President - Operations in March 1998. He served in various management capacities since joining the Company in 1991, most recently in the position of Assistant to the President of Manila Operations. He holds a B.S. degree in industrial engineering from the University of the Philippines (1986).

     There are no family relationships between or among any Executive Officers of the Company. Executive Officers serve at the discretion of the Board.

                       EXECUTIVE AND DIRECTOR COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company for services to the Company during the three fiscal years ended December 31, 2001 to the Chief Executive Officer and to all other Executive Officers whose total annual salary and bonuses exceeded $100,000 in 2001.

                           SUMMARY COMPENSATION TABLE




                                            Annual Compensation      Number of
Name and Position             Calendar                              Stock Options
                                Year         Salary       Bonus       Awarded
Jack Abuhoff                    2001        $315,600    $   -             -
Chairman of the Board of        2000         297,892     75,000     1,020,000
Directors, Chief Executive      1999         250,000     50,000       180,000
Officer and President

Stephen Agress                  2001        $169,000    $   -         100,000
Vice President - Finance        2000         164,800     24,720       100,000
                                1999         160,000        -          72,000

Klaas Brouwer                   2001        $101,400    $   -         100,000
Vice President - Technology     2000          92,950     25,097       100,000

J. Sperling Martin              2001        $180,000    $30,000 (1)       -
Vice President - Consulting     2000               -        -         100,000
Services and Chief
Information Architect
(through May 2002)

Jan Palmen                      2001        $156,000    $ 40,817      100,000
Vice President - Sales          2000         138,000     115,719      140,000
                                1999         110,000      38,000       72,000

Jurgen Tanpho                   2001        $105,716    $    -        100,000
Vice President - Operations     2000         102,724      15,409      100,000


     (1)  Represents a relocation bonus.

     The above compensation does not include certain other personal benefits, the total value of which does not exceed as to any named officer, the lesser of $50,000 or 10% of such person's cash compensation. The Company has not granted any stock appreciation rights nor does it have any "long-term incentive plans," other than its stock option plans.



                        OPTION GRANTS IN LAST FISCAL YEAR
                                Individual Grants




                            Percent of                          Potential Realized
                          Total Options                          Value at Assumed
                            Granted to                           Annual Rates of
               Number of    Employees    Exercise              Stock Appreciation
                Options     in Fiscal      Price    Expiration    for Option Term
Name            Granted       Year       Per Share    Date        5%        10%
----            -------      ----        -------      ----     -------------------
Stephen Agress  100,000       8%          $5.44       1/06     $694,000  $876,000
Klaas Brouwer   100,000       8%          $5.44       1/06     $694,000  $876,000
Jan Palmen      100,000       8%          $5.44       1/06     $694,000  $876,000
Jurgen Tanpho   100,000       8%          $5.44       1/06     $694,000  $876,000



     The options become exercisable on a linear basis over 48 months.



                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
                          FISCAL YEAR END OPTION VALUES



                    Shares                Number of Unexercised      Value of Unexercised In-the-
                   Acquired    Value    Options at Fiscal Year End  Money Options at Fiscal Year End
Name             on Exercise  Realized  Exercisable/Unexercisable     Exercisable/Unexercisable

Jack Abuhoff         -            -          1,815,971/701,677           $3,653,000/$613,000

Stephen Agress    60,000     $270,000        205,498/162,502               $456,000/$88,000

Klaas Brouwer        -            -          121,498/162,502               $135,000/$-

J. Sperling Martin   -            -           29,167/70,833                 $22,000/$51,000

Jan Palmen           -            -          121,163/190,837               $227,000/$109,000

Jurgen Tanpho     31,668     $190,000        253,174/162,502               $573,000/$88,000



Equity  Compensation  Plans

     The following table sets forth the aggregate information for the Company's equity compensation plans in effect as of December 31, 2001:








                                  Number of
                          Securities to be Issued   Weighted-Average        Number of Securities
                              Upon Exercise of      Exercise Price of      Remaining Available For
                             Outstanding Options,  Outstanding Options,     Future Issuance Under
Plan Category                Warrants and Rights   Warrants and Rights     Equity Compensation Plans
                                   (a)                     (b)                       (c)

Equity compensation
plans approved by
security holders                6,794,000                 $1.99                   1,386,000

Equity compensation
plans not approved
by security holders             1,092,000 (1)             $0.83                         -
                                ---------                 -----                   ---------

Total                           7,886,000                 $1.84                   1,386,000
                                =========                 =====                   =========


(1) Consists of (i) stock options to purchase 42,000 shares of common stock granted to the Company's former Chairman pursuant to an agreement entered into in 1993, (ii) stock options to purchase 1,057,164 shares of common stock granted to the Company's current Chairman pursuant to an agreement entered into at time of hire, and (iii) 34,761 unregistered shares of the Company's common stock pursuant to an employment agreement with the President of the Company's ISOGEN operating division, wherein the Company will grant 11,587 unregistered shares of the Company's common stock for each of the first three quarters of 2002, provided that the ISOGEN division achieves certain financial targets for each quarter.



Employment Agreements

     In connection with the acquisition of ISOGEN, the Company entered into a three year employment agreement with George Kondrach, ISOGEN's co-founder, to serve as the division's President. Pursuant to the agreement, Mr. Kondrach will be compensated at a rate of $200,000 per annum for the first year, subject to annual review for discretionary annual increases thereafter, and will be eligible to receive an annual cash bonus, the amount of which will be based upon meeting certain goals. In addition, he was granted an option to purchase 150,000 shares of the Company's common stock at the higher of the bid price prevailing on such day or $4.00 per share, and will be granted 11,587 unregistered shares of the Company's common stock for each of the first three quarters of 2002, provided that the ISOGEN division achieves certain financial targets for each such quarter.

Directors Compensation

     Messrs. Bagerdjian, Marozsan and Biderman are compensated at the rate of $1,250 per month, plus out-of-pocket expenses for each meeting attended. In addition, Mr. Biderman was granted options to purchase 40,000 shares each in 2001 and 2000 at an exercise price of $5.44 per share in 2001 and $2.25 per share in 2000. Furthermore, on June 11, 2001, Messrs. Bagerdjian and Marozsan were each granted options to purchase 40,000 shares at an exercise price of $5.59 per share.

     Dr. Charles F. Goldfarb is compensated at a rate of $2,000 per month, plus out-of-pocket expenses for each meeting attended. In addition, Dr. Goldfarb received approximately $29,000 and $15,000 in fees for certain special assignments in 2001 and 2000, respectively, and was granted options to purchase 40,000 shares at an exercise price of $5.44 per share and 60,000 shares at an exercise price of $2.25 in 2001 and 2000, respectively.

     The Company has an arrangement with Mr. Todd Solomon, its former President and CEO, that provides for a salary of $75,000 per annum. In addition, Mr. Solomon was granted options to purchase 176,000 shares each in 2001 and 2000 at an exercise price of $5.44 per share in 2001 and $1.57 per share in 2000. Mr. Solomon serves as Vice Chairman of the Board and in certain capacities as designated by the CEO or the Board of Directors.

     Mr. Barry Hertz was paid at a rate of $75,000 per annum for services performed as Chairman of the Board of Directors until his resignation on May 7, 2001. In addition, Mr. Hertz received options to purchase 250,000 shares at an exercise price of $1.57 per share in 2000 and 250,000 shares at an exercise price of $5.44 per share in 2001.

     Dr. E. Bruce Fredrikson was compensated at the rate of $1,250 per month, plus out-of-pocket expenses for each meeting attended, until his resignation in May 2001.

Compensation Committee Interlocks and Insider Participation

     Prior to the resignation of Mr. Barry Hertz and Mr. Martin Kaye in May 2001, Mr. Hertz was Chairman and a Director of the Company and Messrs. Kaye and Abuhoff were officers of the Company and members of the Board of Directors (there was no compensation committee). Mr. Hertz is Chairman and CEO of Track Data and Mr. Kaye is Chief Financial Officer and a Director of Track Data. Dr. Fredrikson, who resigned in May 2001, is also a Director of Track Data.

     As of October 30, 2001, the Board of Directors formed a compensation committee comprised of Messrs. Bagerdjian, Solomon, and Marozsan, none of whom are currently executive officers of the Company. The Company has an arrangement with Mr. Solomon, who served as President and Chief Executive Officer of the Company through September 1997, which provides for a current salary of $75,000 per annum.

Board Report on Executive Compensation

     The following report is made by the members of the Board of Directors.

     For 2001, the Board of Directors (the "Board") was responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the Executive Officers, including its CEO. In its deliberations regarding compensation of Executive Officers for 2001, the Board considered the following factors: (a) Company performance, both separately and in relation to similar companies, (b) the individual performance of each Executive Officer, (c) compensation and stock award information disclosed in the proxy statements of other companies, (d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of management. After reviewing the foregoing factors, for certain Executive Officers, the Board determined to make a small upward adjustment to the compensation levels of the prior year.

     On October 30, 2001, the Board formed a Compensation Committee which will be responsible for recommending to the Board the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the Executive Officers, including its CEO. The Compensation Committee did not act with respect to 2001 compensation.

                                  Jack Abuhoff
                                  Todd Solomon
                             Dr. Charles F. Goldfarb
                                Abraham Biderman
                                John R. Marozsan
                               Haig S. Bagerdjian


                          STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return (assuming reinvestment of dividends) of an investment of $100 in Innodata Corporation on January 1, 1997 through its fiscal year ended December 31, 2001, to the Nasdaq Market Index and the Industry Index for SIC Code 7374, Information Retrieval Services.


                               [GRAPHIC OMITED]


            INFORMATION PROVIDED BY MEDIA GENERAL FINANCIAL SERVICES




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 7, 2001, several changes were made to the Company's Board of Directors and management as set forth below. Jack Abuhoff, President and Chief Executive Officer and a member of the Board of Directors, was appointed to the additional post of Chairman of the Board; Barry Hertz resigned as a Director and Chairman of the Board; Martin Kaye resigned as a Director and also resigned his positions as Executive Vice President, Chief Financial Officer and Secretary of the Company; and Dr. E. Bruce Fredrikson resigned as a Director.

     Mr. Hertz entered into an agreement to continue to serve as a part-time employee of the Company, pursuant to which he will act as a senior adviser for software development activities at the Company's XML Software Factory for a period of five years and, in that capacity, provide services on an as-needed basis. He also agreed to a six year non-compete agreement. As compensation for his agreements, the Company paid Mr. Hertz $400,000 upon his signing the agreement and, in addition, will pay him $2,000 per month during the employment term.

     In addition, the Company entered into a five year employment agreement with Mr. Kaye pursuant to which he will continue to perform certain of the duties that he had heretofore performed, and such other duties as required, at a rate of $1,500 per month during the employment term.


            ITEM II. APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN

     The Board of Directors has determined that the Company should adopt a new Stock Option Plan in order to make options available to officers, directors, employees, and others who render services to the Company. Accordingly, the Board has adopted the 2002 Stock Option Plan (the "2002 Plan"). The Board recommends to the shareholders that the 2002 Plan be approved.

Summary of the 2002 Stock Option Plan

     The purpose of the Plan is to provide additional incentive to the officers, directors, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company.

     The Company may grant to its officers, directors, employees, and others who render services to the Company, options ("Options") to purchase up to 950,000 shares of the Company's Common Stock, subject to adjustment under certain circumstances, at a price which may not be less than the fair market value per share on the date of the granting of the Option. The closing price of the Common Stock on August 23, 2002 was $1.25.

     Payment of the exercise price shall be made in cash, or, with the consent of the Board of Directors, in whole or in part, in shares of Common Stock or with a full recourse interest bearing promissory note of the Optionee secured by a pledge of the shares received upon exercise of such Option. If an Option granted under the 2002 Plan shall expire, terminate or be cancelled for any reason without being exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the 2002 Plan. Options may be granted in the form of incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, or options which do not qualify for treatment as incentive stock options.

     The 2002 Plan will be administered by the Board of Directors or a committee (the "Committee") appointed by the Board of Directors. The Board of Directors determine the persons who are to be granted Options and the number and terms of such Options based upon the contribution of such persons to the management and growth of the Company. The 2002 Plan contains no preset criteria determining the identity or amount of Options to be granted to any person or group of persons. Therefore, no determinations can be made at the present time as to the benefits or amounts that will be or would have been issued to any specific person or groups of persons under the 2002 Plan. No Option may be exercised after the expiration of 10 years from the date of the grant. No Option may be granted under the 2002 Plan after June 30, 2012.

     Incentive stock options are subject to the following limitations: (i) The aggregate fair market value (determined at the time an option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and (ii) if the individual to whom the incentive stock options were granted is considered as owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then (A) the option price at the time of grant may not be less than 110% of the fair market value per share for such Common Stock and (B) the option period must be no more than five years from the date of grant.

     The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of an Optionee's employment with or rendering of services to the Company. However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee within a three month period, or if termination is by reason of death, within the twelve month period after such termination, and then only if and to the extent that such Option was exercisable at the date of termination of employment.

     The Board of Directors may, at any time, alter, suspend or terminate the 2002 Plan, except that the Board of Directors may not, without further approval of the stockholders, (1) increase the maximum number of shares for which Options may be granted under the 2002 Plan, (2) decrease the minimum purchase price for shares of Common Stock to be issued upon exercise of Options or (3) change the class of persons eligible to receive Options. Except in limited circumstances, the Board of Directors may not make any change which would have a material adverse affect upon any Option previously granted unless the consent of the Optionee is obtained. No person may be divested of ownership of shares already issued under the 2002 Plan.

     The foregoing summary of the 2002 Plan is qualified in its entirety by, and reference is hereby made to, the 2002 Plan, a copy of which is attached hereto as Exhibit A.

     The grant or exercise of an incentive stock option will not generally cause recognition of income by the Optionee; however, the amount by which the fair market value of a share of Common Stock at the time of exercise of an incentive stock option exceeds the option price, is a "tax preference item" for purposes of the alternative minimum tax. In the event of a sale of the shares received upon exercise of an incentive stock option more than two years from the date of grant and more than one year from the date of exercise, any appreciation of the shares received above the exercise price should qualify as long-term capital gain. However, if shares of Common Stock acquired pursuant to the exercise of an incentive stock option are sold by the Optionee before the completion of such holding periods so much of the gain as does not exceed the difference between the option price and the lesser of the fair market value of the shares at the date of exercise or the fair market value at the date of disposition will be taxable as ordinary income for the taxable year in which the sale occurs. Any additional gain realized on the sale should qualify as a capital gain.

     The grant of an Option that is not an incentive stock option (a "non-qualified option") should not result in recognition of income by the Optionee. Upon exercise of a non-qualified option, the excess of the fair market value of the shares at the exercise date over the option price should be considered compensation taxable as ordinary income. In the event of a sale of the shares, any appreciation after the date of the exercise should qualify as capital gain.

     In connection with incentive stock options and non-qualified options, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the employee provided any Federal income tax withholding requirements are satisfied.



  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL
                          OF THE 2002 STOCK OPTION PLAN


         ITEM III.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Grant Thornton LLP has served as the Company's auditors for each of the fiscal years ended since December 31, 1997. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from stockholders.

     In the event that the stockholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION
        OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS

                                  VOTE REQUIRED

     Election of Directors. Directors will be elected at the meeting by a plurality of the votes cast (i.e., the six nominees receiving the greatest number of votes will be elected as Directors).

     Approval of 2002 Stock Option Plan. The approval of the 2002 Stock Option Plan requires the affirmative vote of a majority of the total votes cast on the proposal. Abstentions will have the same effect as a vote against such proposal, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such proposals has been approved.

     Ratification of the Appointment of Independent Auditors. The appointment of Grant Thornton LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

                             EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.


                            PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before May 6, 2003 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.


                                  OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.


     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Hackensack, New Jersey               By Order of the Board of Directors
September 3, 2002




                                     Amy R. Agress, Secretary


                                    EXHIBIT A

                              INNODATA CORPORATION
                             2002 STOCK OPTION PLAN


     There is hereby established a 2002 Stock Option Plan (the "Plan"). The Plan provides for the grant to certain employees and others who render services to Innodata Corporation (the "Company") and its subsidiaries (collectively "Innodata") of options ("Options") to purchase shares of common stock of the Company ("Common Stock")

1. Purpose: The purpose of the Plan is to provide additional incentive to the officers, employees, and others who render services to Innodata, who are responsible for the management and growth of Innodata, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of Innodata and stimulate their efforts on behalf of Innodata.

2. The Stock: The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 950,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

3.   Types of Options: Options granted under the Plan shall be in the form of
     (i) incentive stock options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code") or (ii) non-statutory options which do not qualify under such Section ("NSO's"), or both, in the discretion of the Company's Board of Directors ("Board") or any committee appointed by the Board and consisting of not less than two members of the Board ("Committee"). The status of each Option shall be identified in a written agreement, in which the terms of the Plan are incorporated by reference ("Option Agreement.")

4.   Eligibility
     (a) ISO's may be granted to such employees (including officers and directors who are employees) of Innodata as the Committee shall select from time to time.

     (b) NSO's may be granted to such employees (including officers and directors) of Innodata, and to other persons who render services to Innodata, as the Committee shall select from time to time.

5.General Terms of Options
     (a) Option Price. The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be fixed by the Committee but shall in any case not be less than

          (i) the fair market value per share for such Common Stock on the date of grant in the case of ISOs other than to a 10% Stockholder,

          (ii) 110% of the fair market value per share for such Common Stock on the date of grant in the case of ISOs to a 10% Stockholder, and

          (iii)the fair market value on the date of grant in the case of NSO's. A "10% Stockholder" means an individual who (within the meaning of Section 422(b)(6) of the Code) owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

     (b) Period of Option Vesting. The Committee shall determine for each Option the period during which such Option shall be exercisable in whole or in part, provided that (i) no ISO shall be exercisable more than ten years after the date of grant; and (ii) no ISO granted to or held by a 10% Stockholder shall be exercisable more than five years after the date of grant.

     (c) Special Rule for ISO's. The aggregate fair market value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and any excess shall be considered an NSO.

     (d)  Effect of Termination of Employment

          (i) The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the Optionee's employment with or rendering of other services to Innodata.

          (ii) However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee:

               (A) within the three-month period next succeeding the date on which employment terminated, if termination was other than by reason of death; and

               (B) within the twelve-month period next succeeding the death of the Optionee, if termination is by reason of death.

          (iii)The Committee shall have the right, at any time, and from time to time, with the consent of the Optionee, to modify the lapse date of an Option and to convert an ISO into an NSO to the extent that such modification in lapse date increases the life of the ISO beyond the dates set forth above or beyond dates otherwise permissible for an ISO.

     (e) Payment for Shares of Common Stock. Upon exercise of an Option, the Optionee shall make full payment of the Option Price:

          (i)  in cash, or,

          (ii) with the consent of the Committee and to the extent permitted by it:

               (A) with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings,

               (B) with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Committee,

               (C) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price, or

               (D)  any combination of any of the foregoing.

     (f) Option Exercises. Options shall be exercised by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms of Section 5(e) above.

     (g) Non-Transferability of Option. No Option shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime, such Option shall be exercisable only by such Optionee. If an Optionee should die while in the employ of Innodata, the Option theretofore granted to the Optionee, to the extent then otherwise exercisable, shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee. Notwithstanding the foregoing, if so provided in an agreement between the Company and the Optionee, an Optionee may transfer his or her Options to immediate family members or trusts for their benefit or partnerships in which immediate family members are the only partners, without consideration, and subject to the same terms and conditions as were applicable to the Options immediately prior to their transfer.

6.   Other Plan Terms:

     (a) Number of Options which may be Granted to, and Number of Shares of Common Stock which may be Acquired by Employees.

          (i) The Committee may grant more than one Option to an individual, and, subject to the requirements of Section 422 of the Code, with respect to ISOs, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by the Company.

          (ii) The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or otherwise to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

     (b) Period of Grant of Options. Options may be granted at any time under the Plan, provided that Options which are granted before the Plan has been approved by the stockholders of the Company shall be exercisable only after the Plan is approved by such stockholders. However, no Option shall be granted under the Plan after June 30, 2012.

     (c) Effect of Change in Common Stock. In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of Common Stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares of Common Stock available under the Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan in such manner as it shall deem equitable in its sole discretion.

     (d) Optionees not Stockholders. An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

7. Option Agreement: The Company shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the same time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

8.   Certain Definitions:

     (a) Fair Market Value. As used in the Plan, the term "fair market value" shall mean as of any date:

          (i) if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances,

          (ii) if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or

          (iii)if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

     (b) Subsidiary and Parent. The term "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in Sections 424(f) and (e) of the Internal Revenue Code.

9. Not an Employment Contract: Nothing in the Plan or in any Option or Option Agreement shall confer on any Optionee any right to continue in the service of Innodata or interfere with the right of Innodata to terminate such Optionee's employment or other services at any time.

10.  Withholding Taxes:

     (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     (b) In the case of shares of Common Stock that an Optionee receives pursuant to his exercise of an Option which is an ISO, if such Optionee disposes of such shares of Common Stock within two years from the date of the granting of the ISO or within one year after the transfer of such shares of Common Stock to him, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by Innodata to such Optionee, amounts sufficient to satisfy any withholding tax obligation attributable to such disposition.

     (c) In the case of a disposition described in Section (b), the Optionee shall give written notice to the Company of such disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

11.  Agreements and Representations of Optionees:

     As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

12.  Administration of the Plan:

     (a) The Plan shall be administered by the Committee or, if no such Committee is acting, by the Board.

     (b) Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, the times when they shall receive them and the number of shares of Common Stock to be subject to each Option, and other terms relating to the grant of Options.

     (c) Subject to the express provisions of the Plan, the Committee shall have authority to interpret and construe the terms of Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option Agreements (which need not be identical), the fair market value of Common Stock, and to make all other determinations (including findings of fact) necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan or any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 12 shall be conclusive.

     (d) The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised.

     (e) The Committee may require that any shares of Common Stock issued be legended as necessary to comply with applicable federal and state securities laws.

13.  Amendment and Discontinuance of the Plan

     (a) The Board may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that the Board may not without further approval of the stockholders, (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan or which may be purchased by an individual Optionee, (ii) decrease the minimum option price provided in the Plan, or (iii) change the class of persons eligible to receive Options.

     (b) The Company intends that Options designated by the Committee as ISO's shall constitute ISOs under Section 422 of the Code. Should any provision in this Plan for ISO's not be necessary in order to so comply or should any additional provisions be required, the Board of the Company may amend the Plan accordingly without the necessity of obtaining the approval of the stockholders of the Company.

14. Other Conditions: If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

     At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

15. Approval; Effective Date; Governing Law: The Plan was adopted by the Board on July 16, 2002 and is to be submitted to stockholders for their approval at the first meeting of stockholders following such date. The Plan shall terminate if not approved by stockholders within 12 months of adoption. The Plan shall be interpreted in accordance with the internal laws of the State of Delaware.

                                                                           PROXY

                              INNODATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Innodata Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Tuesday, October 1, 2002, and hereby appoints Jack S. Abuhoff and Amy R. Agress, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1.  Election of Directors:



    For all nominees listed below        Withhold authority
    (except as indicated)                to vote for all
                                         nominees listed below


    To withhold authority for any individual nominee, strike through that nominee's name in the list below.

    Jack Abuhoff       Charles F. Goldfarb    John R. Marozsan
    Todd Solomon       Louise C. Forlenza     Haig S. Bagerdjian


2. Approval of the 2002 Stock Option Plan:

   /  /For       /  /Against          /  /Abstain

3. Ratification of the selection of Grant Thornton LLP as independent auditors:

   /  /For       /  /Against          /  /Abstain


THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR APPROVAL OF THE 2002 STOCK OPTION PLAN, FOR SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

     Dated:      , 2002

     Signature(s) of Stockholder

     (Title, if appropriate)

     This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.